SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                               (Amendment No. __)

   Filed by the Registrant [X]
   Filed by a Party other than the Registrant [  ]

   Check the appropriate box:

   [  ] Preliminary Proxy Statement             [  ] Confidential, for Use of
                                                     the Commission Only (as
                                                     permitted by Rule 14a-
                                                     6(e)(2))
   [  ] Definitive Proxy Statement
   [X]  Definitive Additional Materials
   [  ] Soliciting Material Pursuant to Section  240.14a-11(c) or Section
        240.14a-12

                               WPL HOLDINGS, INC.
                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

   Payment of Filing Fee (Check the appropriate box):

   [  ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
        or Item 22(a)(2) of Schedule 14A.

   [  ] $500 per each party to the controversy pursuant to Exchange Act Rule
        14a-6(i)(3).

   [  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
        11.

        1)   Title of each class of securities to which transaction applies:


        2)   Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        4)   Proposed maximum aggregate value of transaction:

        5)   Total fee paid:

   [  ] Fee paid previously with preliminary materials.

   [X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)   Amount Previously Paid:  $500,063

        2) Form, Schedule or Registration Statement No.: Preliminary proxy materials of WPL Holdings, Inc., IES Industries Inc. and Interstate Power Company, Joint Registration Statement on
             Form S-4 of WPL Holdings, Inc. and Interstate Power Company (Registration No. 333-07931) and Joint Registration Statement on Form S-4 of WPL Holdings, Inc. and Interstate Power Company (Registration No. 333-10401).

        3) Filing Party: WPL Holdings, Inc., IES Industries Inc. and Interstate Power Company.

        4)   Date Filed:  January 18, 1996, July 11, 1996 and August 19,
             1996.

   [The following is the voice-mail message Erroll B. Davis, Jr., President and Chief Executive Officer of WPL Holdings, Inc., broadcast to all WPL Holdings, Inc. employees on August 23, 1996 and which will be distributed to employees in print during the week of August 26, 1996.]

   ERROLL VOICE-MAIL MESSAGE / FRIDAY, AUGUST 23

   This is Erroll Davis with a message to all WPL Holdings employees.

   As another week comes to an end, I thought this might be a good time for a brief update on the pace of developments regarding our merger proposal with IES Industries and Interstate Power Company.

   While much work remains to be done in the two weeks remaining before our annual shareowners' meeting, IES, Interstate Power and WPL Holdings continue to move aggressively toward a common goal -- the combination of our three companies under the Interstate Energy Corporation umbrella.

   Once again, the rapidly changing nature of the energy marketplace validates the critical strategic value this three-way alliance offers for our customers, shareowners and employees.

   In a concerted effort to share the Interstate Energy Corporation story with shareowners and the public at large, executives from all three merger partners visited this week with newspaper reporters, business editors and publishers in Cedar Rapids, Des Moines, Madison and Milwaukee.

   Among the items we discussed with the newspapers was the very strong endorsement of our three-way merger by Robert W. Baird & Company, a regional investment banking firm that advises investor clients across the Midwest.

   Earlier today, IES Chairman Lee Liu, Interstate Power Executive Vice President Mike Chase and I traveled to Boston.

   There, we gave what I believe was a compelling financial presentation on our merger proposal before a group of analysts from Boston-based institutional investors such as Fidelity, John Hancock, Putnam and other firms that own stock in our three utility companies.

   Next week, we plan to make a similar presentation with local retail brokerage firms located throughout the Midwest.

   I also want to alert those of you who own stock in WPL Holdings to watch your mail over the next few days for new proxy materials.

   If you in fact own WPL Holdings shares, please pay close attention to these instructions.

   First, the Board of Directors of WPL Holdings recommends that shareowners vote FOR the three-way merger proposal.

   Second, the proxy materials you will soon receive are only being distributed because of the change in the stock-exchange ratio announced last Friday by the three merger partners.

   Proxy materials for shares owned through your 401(k) retirement plan will be distributed at work beginning on Monday and will include a cherry-color proxy card.

   Proxy materials for all other shares will be sent to you by first-class mail and will include a lavender-color proxy card.

   IF YOU HAVE ALREADY MAILED BACK THE PROXY CARD THAT CAME WITH THE ORIGINAL PROXY MATERIALS, AND YOU ARE SATISFIED WITH YOUR VOTE, YOU DO NOT NEED TO SEND IN ANOTHER PROXY CARD.

   If, on the other hand, you just haven't gotten around to filling out the original proxy card, please keep an eye out for the new proxy materials and send the proxy cards in as soon as possible.

   Your 401(k) proxy card will be cherry colored and your regular account proxy card will be lavender.

   If you have multiple accounts, please make sure you vote all of your accounts.

   Finally, any questions concerning the proxy materials should be directed to our Shareowner Services Department at extension 3110 or, from outside the company, at 1-800-356-5343.

   As always, a printed copy of this message will be distributed to employees early next week.

   Again, thank you for your continuing support during this period of tremendous change.

   In the meantime, please keep working safely and have a very pleasant weekend.

   Thank you.

   [The following Questions and Answers sheet will be distributed to employees of WPL Holdings, Inc. during the week of August 26, 1996 with the printed version of Mr. Davis' August 23, 1996 voice mail message.]

                       QUESTIONS AND ANSWERS FOR EMPLOYEES

   Q:   Does the new stock-exchange ratio mean that WPL Holdings is mortgaging its future to preserve the three-way merger agreement with IES Industries and Interstate Power Co.?

   A:   No.  The WPL Holdings Board of Directors approved the new stock-
   exchange ratio because the three-way merger will provide significantly greater strategic value for customers, shareowners and employees. By combining as Interstate Energy Corp., the three utility companies will not only operate more cost-effectively, but will also be better positioned to develop and market the kind of energy products and services customers will demand in an increasingly competitive marketplace.

   Q:   What advice are investment brokers providing to IES shareowners with respect to the two merger proposals?

   A:   In an Aug. 19 report, Robert W. Baird & Co., a regional investment banking firm, advises IES shareowners to "pass up the potential near-term benefits" offered by the MidAmerican proposal and join the Interstate Energy Corp. team, "a team we believe offers superior long-term returns to shareholders and has the higher probability of receiving regulatory approval in the next eight months."

   Q:   What is the status of the MidAmerican Energy Co. offer to acquire IES
   Industries?

   A:   The MidAmerican offer was rejected on Aug. 15 by the IES board of directors. In turn, MidAmerican sent out its own set of proxy materials to IES shareowners, asking that IES shareowners reject the three-way Interstate Energy Corp. merger agreement.

   Q:   Is it true that MidAmerican made an inaccurate public statement about the Interstate Energy Corp. proposal?

   A:   Yes.  On Aug. 20, MidAmerican issued a news release reporting that the Wisconsin Public Service Commission filed a protest against the Interstate Energy Corp. transaction with the Federal Energy Regulatory Commission. The next morning, MidAmerican issued a retraction, confessing that it had mistakenly referred to the Wisconsin Public Service Commission when, in fact, the Green Bay-based utility company Wisconsin Public Service Corp. actually filed the protest at FERC.

        As reported by The Electricity Daily (Aug. 22, 1996), WP&L Senior Vice President Nino Amato accused MidAmerican of "a blatant disinformation campaign with the financial community and the media."

   [The following is the slide presentation given, or to be given, by Erroll
   B. Davis, Jr., President and Chief Executive Officer of WPL Holdings, Inc., Lee Liu, Chairman of the Board, President and Chief Executive Officer of IES Industries Inc., and Michael R. Chase, Executive Vice President of Interstate Power Company, to institutional securities analysts and to retail brokerage firms starting on August 23, 1996.]

   Interstate Energy Corporation

    [Map of United States with Interstate Energy Corporation ("IEC") service area highlighted]

                             STRATEGY FOR THE FUTURE

    [Four state map of                  INTERSTATE
    Minnesota, Wisconsin, Iowa            ENERGY
    and Illinois with IEC               CORPORATION
    service area highlighted]
                                [ ]  Operating Revenues of
                                     Nearly $2 Billion
                                [ ]  Assets - $4.5 Billion
                                [ ]  Market Capitalization
                                     - In Excess of $2
                                     Billion
                                [ ]  34th in National
                                     Ranking of Utility
                                     Holding Co.s
                                [ ]  More Than 850,000
    [ ]  WP&L                        Electric Customers
    [ ]  IES Utilities Inc.     [ ]  More Than 360,000 Gas
    [ ]  Interstate Power Co.        Customers

                         STRATEGIC ADVANTAGES OF MERGER

   [ ]  Drive low-cost operations even lower
   [ ]  Expand customer base
        [ ]  Growing
        [ ]  Diversified
        [ ]  Regional
   [ ]  Aggressive management - shared vision of the future
   [ ]  Building on a strong financial base

                            MERGER MOMENTUM BUILDING

   [ ]  Planning since May 1995
   [ ]  Shared values and vision
   [ ]  Strategic plans in place
   [ ]  Business units structured

                               IEC CORE BUSINESSES

                                  IEC
                           Madison Wisconsin

    Energy                Energy               Diversified
    Production            Marketing            Businesses
                          & Delivery

    Madison               Cedar Rapids         Cedar Rapids
    Wisconsin             Iowa                 Iowa
                          Administrative
                          Services

                          Dubuque, Iowa

                         REQUIRED APPROVALS ON SCHEDULE

   [ ]  Shareowners - 9/5/96
   [ ]  Department of Justice - review completed (7/96)
   [ ]  FERC - initial filing complete (7/96), review pending
   [ ]  SEC (PUHCA) - application filed (7/96), review pending

                         REQUIRED APPROVALS ON SCHEDULE



    State                  Date Filed       Status

    Illinois                  3/96          Hearings 11/96
    Iowa                     10/96          Expected Order 12/96

    Minnesota                 3/96          Review Pending

    Wisconsin                 3/96          Expected Order 2Q/97

                        WHY IEC MERGER vs. MidAm TAKEOVER

   [ ]  Stronger competitive position
   [ ]  Financially stronger company
   [ ]  Superior transaction

                          STRONGER COMPETITIVE POSITION

   [ ]  Better access to regional markets
   [ ]  Higher synergies ($749 million vs. $655 million) support lower rates
   [ ]  Lower production costs
   [ ]  Lower stranded investment risk

                           AVERAGE INDUSTRIAL CUSTOMER
                                 CHARGE PER Kwh

   [Bar graph showing average industrial customer charge per Kwh for WP&L (3.63 cents per Kwh), IPC (3.72 cents per Kwh), IES (3.88 cents per Kwh) and MidAm (4.04 cents per Kwh).]


   Source:  EEI Industrial Ranking 1995

                        PRODUCTION COSTS - CENTS PER Kwh
                                     1994(a)

                                 Total

           IES                   3.10 cents
           WPH                   2.58 cents

           MEC

                    IIGE         3.68 cents
                    MID RES      3.12 cents


           (a) Goldman Sachs Electric Utilities, U.S. Research,
           February 1996.

                            STRANDED COST COMPARISON

                                 $ Millions      Percent of Equity


    WPL Holdings, Inc.                    0

    Interstate Power Co.                 48            6.0%
                                      -----

                                         48


    MidAmerican Energy                  172            14.0%

    Source:  Moody's Special Comment - August 1995

                              FINANCIALLY STRONGER
                                     COMPANY

                            IES PARTNERS HAVE HIGHER
                                 CREDIT QUALITY


                          Moody's              S & P
    IES                   A2                   A

    WP&L                  Aa2                  AA

    IPC                   A1                   A+

    MidAm                 A2                   A+

                                  LESS LEVERAGE


    PROFORMA % OF DEBT IN CAPITAL STRUCTURE (6/30/96)
    MidAm Purchase                  59%

    IEC                             49%


    Source:  Company SEC Filings

                             BETTER DIVIDEND GROWTH

   [Line graph showing dividends declared per share (in dollars) for WPH, IES, IPC and MidAm from 1991 through 1995]

                          CUMULATIVE SHAREOWNER RETURN
                                   1988 - 1995

   [Line graph showing cumulative shareowner return (in dollars) for WPH, IES, IPC, IRES and ME from 1988 through 1995]

                         PROFORMA DIVIDEND PAYOUT RATIOS

                                      MidAm Combination

                                      (40% Cash)
    12 Mo. ended 12/31/95             109%

                                      (100% Stock)

    12 Mo. ended 12/31/95             119%

   Source:  SEC Filings of Companies

                              SUPERIOR TRANSACTION

   [ ]  Growth vs. divestiture
   [ ]  Faster, more certain approvals
   [ ]  Pooling vs. purchase accounting
   [ ]  No financings required

                                   IEC GROWTH

                        [Pie chart showing the following]

                                Energy Generation
                                      GENCO
                                    Railroads
                                    Oil & Gas

   Other Core                                                          Energy
   Businesses                                                       Marketing
   -    McLeod                                                     & Delivery
   -    RMT                                                     -   Utilities
                                                                    - IEA/HEG

                                MidAm DIVESTITURE

                        [Pie chart showing the following]

                                Energy Generation
                                      GENCO
                            Railroads [stricken out]
                            Oil & Gas [stricken out]

   Other Core                                                          Energy
   Businesses                                                       Marketing
   -    McLeod [stricken out]                                      & Delivery
   -    RMT                                                     -   Utilities
                                                     - IEA/HEG [stricken out]

                              SUPERIOR TRANSACTION

   [ ]  Growth vs. divestiture
   [ ]  Faster, more certain approvals
   [ ]  Pooling vs. purchase accounting
   [ ]  No financings required

                                     SUMMARY

   [ ]  IEC is a more effective competitor
   [ ]  Long term growth and diversification favor IEC
   [ ]  IEC financially stronger
   [ ]  IEC has higher probability of successful and timely closing
   [ ]  Proven track record vs. promises
   [ ] IEC better balanced for shareowners, customers, employees and communities